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                                                                      Exhibit 10


               Consent of Independent Certified Public Accountants


Board of Directors
The Travelers Insurance Company:



We consent to the use of our reports included herein or incorporated by reference and to the reference to our firm as experts under the heading "Independent Accountants".



/s/KPMG LLP

Hartford, Connecticut
April 10, 2001